                                              Wachovia Asset Securitization Issuance, LLC
                                                                   Series 2002-HE2
                                                           Statement to Securityholders                                                                Distribution Date: 04/25/05

                                                                  Distribution Summary

                                                 Original         Beginning                                                 Unpaid                              Ending
                                   Certificate   Certificate      Certificate                                               Principal     Total               Certificate
         Class             Cusip       Rate      Balance           Balance                Interest        Principal         Amount      Distribution            Balance
             A           92975PAA0  3.280000%    1,200,000,000.00  722,858,711.35          2,041,674.27    30,391,723.54           0.00  32,433,397.81        692,466,987.81
    Factors per Thousand                                                602.38225946           1.70139523       25.32643628                    27.02783151           577.05582318

     Certificate            n/a     0.000000%               0.00   15,422,769.47           1,054,792.93              0.00          0.00   1,054,792.93          15,326,557.68
    Factors per Thousand

   Totals                                        1,200,000,000.00  722,858,711.35          3,096,467.20    30,391,723.54           0.00   33,488,190.74        692,466,987.81

Wachovia Bank, National Association
Structured Finance Trust Services                                                                                                                                 Tom Musarra
401 South Tryon Street, 12th Floor                                                                                                                               Vice President
Charlotte, North Carolina 28288-1179                                                                                                                       Phone: 917-351-2027
www.firstlinkabs.com                                                             - Page 1 -                                               Thomas.Musarra@Wachovia.com

                                                                                  Bond Interest Information

                                                          Type of                Accrual                                     Moody's             S & P            Fitch
         Class                  Cusip                   Certificate              Period             LIBOR        Margin   Original Rating*  Original Rating*  Original Rating

           A                92975PAA0                 Senior/Variable            31/360            2.85000%     0.43000%        Aaa              AAA               n/a

       Certificate               n/a                      Residual                   -                  -           -            -                 -                -

* Original Ratings of the Offered Certificates per the Prospectus Supplement dated September 25, 2002

                                                                                                    - Page 2 -

                       Bond Interest Information

                        Current               Outstanding              Current               Current
Class      Cusip      Interest Due        Interest Carryforward  Interest Carryforward   Carryforward Paid

 A       92975PAA0    2,041,674.27                 0.00                   0.00                 0.00

                                    - Page 3 -

                        Collection Activity

Interest
Interest Collected                              3,494,441.82
(Additional Balance Interest)                           0.00
(Relief Act Shortfalls)                                 0.00

Total Interest Collected                        3,494,441.82

Principal
Principal Collected                            44,050,680.05
Net Liquidation Proceeds                                0.00
Substitute Adjustment Amount                            0.00
Other Principal Collected                               0.00
(Additional Balance Increase)                           0.00
(Draw Amounts)                                (13,658,956.51)

Total Principal Collected                      30,391,723.54

Additional Funds
Additional Funds from the Funding Account               0.00
Draws from the Policy                                   0.00
Yield Maintenance Payment                               0.00

Total Additional Funds Collected                       0.00

Total Available Collections                    33,886,165.36

                               - Page 4 -

                        Collateral Information

                              Periodic Information

Beginning Collateral Balance                              738,281,480.82
Ending Collateral Balance                                 707,793,545.49
Current Liquidation Loss Amounts                            96,211.79
Cumulative Liquidation Loss Amounts                        1,249,385.84
Gross WAC                                                     4.750%
Net WAC                                                       5.009%
WAM                                                           204
AGE                                                           30
Gross CPR                                                    52.205%
Net CPR                                                      39.616%
Draw Rate                                                    20.076%

                              Original Information

Collateral Balance                                       1,200,000,081.88
Number of Loans                                               24,231
Gross WAC                                                     4.799%
WAM                                                             234

                       Overcollateralization Information

Overcollateralization Target Amount                       15,101,755.17
Beginning Overcollateralization Amount                    15,422,769.47
Ending Overcollateralization Amount                       15,326,557.68
Overcollateralization Increase                                 0.00
Overcollateralization Decrease                              96,211.79

                                   - Page 5 -

           Additional Account Activity

                        Funding Account
Beginning Balance                          0.00

Interest Earnings                          0.00

Deposits                                   0.00

Withdrawals                                0.00

Interest Earnings to Collection Account    0.00

Ending Balance                             0.00

                             - Page 6 -

                                                                   Delinquency Information

                              Delinquent:                                  #                   $           %

                                                       30-59 Days          28            1,676,123.40    0.237%
                                                       60-89 Days          7             445,438.10      0.063%
                                                       90-119 Days         1              65,131.14      0.009%
                                                      120-149 Days         6             843,472.76      0.119%
                                                      150-179 Days         7             632,177.69      0.089%
                                                       180+ Days           1             101,755.17      0.014%

                                                         Total             50            3,764,098.26    0.532%

                              Foreclosure:                                 #                   $           %

                                                                           15            1,754,069.43    0.248%

                              REO:                                         #                   $           %

                                                                           0                0.00         0.000%

* Foreclosures are included in the delinquency totals

                                                                           - Page 7 -

                                                     Additional Reporting Items

                           Fees                                                                      Additional Information

Servicing Fee                              307,617.28                3 Largest Mortgage Loan Balances                          3,488,856.50
Enhancer Premium                           90,357.34                 Additional Balances created during the first
Indenture Trustee Expenses                      0.00                   Rapid Amortization Period                                      0.00
                                                                     Additional Balance Increase Amount payable
Total Fees                                 397,974.62                  to Certificateholders                                          0.00
                                                                     Additional Balance Increase Amount payable
                                                                       from Principal Collections                                     0.00
                                                                     Cumulative Liquidation Loss Amount %                           0.104%
                                                                     Cumulative Subsequent Mortgage Loans                             0.00
                                                                     Deficiency Amount                                                0.00
                                                                     Draws from Policy not yet Reimbursed                             0.00
                                                                     Percentage Interest Class A                                    100.0%
                    Amortization Period                              Stepdown Cumulative Loss Test Met? (Yes / No)                     Yes
                                                                     Stepdown Date Active (Yes / No)                                    No
Revolving (Yes / No)                              No                 Stepdown Delinquency Test Met? (Yes / No)                         Yes
Managed Amortization (Yes / No)                  Yes
Rapid Amortization (Yes / No)                     No

                                                               - Page 8 -